Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2022, relating to the financial statements of Vaccinex, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company filed on March 31, 2022, for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Williamsville, New York

April 11, 2022